EXHIBIT 10.2



                     PARKING OPERATION MANAGEMENT AGREEMENT


         THIS PARKING OPERATION MANAGEMENT AGREEMENT (this "Agreement") is entered into as of the 1st day of January 1998, by and between the persons identified as "Owner" on the signature page to this Agreement ("Owner"), and GARAGE MANAGEMENT, INC., a Delaware corporation ("Contractor").

         In  consideration  of  the  covenants  herein   contained,   Owner  and
Contractor hereby agree as follows:

         1. Scope of Engagement. Owner hereby engages Contractor to provide professional parking management of the parking garages and/or areas at the premises described on Exhibit A to this Agreement (the "Managed Premises").

         2. Term. The term of this Agreement shall begin on the date hereof and, unless sooner terminated as herein provided, shall end on that date which is thirty (30) days following written notice of termination given by either Owner or Contractor to the other. This Agreement may be terminated with respect to less than all of the properties comprising the Managed Premises.

         3. Independent Contractor. Contractor shall perform all of the services as an independent contractor and not as an agent of Owner. Owner shall reserve the right to instruct Contractor in writing through Contractor's agent or supervisor regarding the extent of the services and the results to be accomplished thereby; provided, however, Contractor shall have sole control, supervision, direction, and responsibility over its employees and the manner of providing the services. Except as set forth in this Agreement, Contractor shall have no authority to take any action on behalf of Owner without the express written consent of Owner.

         4. Operation of the Managed Premises. For its operation of the Managed Premises, Contractor agrees to the following:

         (a) The Managed Premises are primarily for the convenient use and benefit of tenants and guests of the adjacent building(s) and will at all times be available to building tenants and guests (during the hours of operation) subject to Owner's right to designate special usage from time to time.

         (b) The Managed Premises will be operated in a manner consistent with that of first-class garages and/or areas in the area in which the Managed Premises are located. Accordingly,
                  Contractor will staff the operation with good, experienced, professional

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                  management.  Contractor  will  operate  the  Managed  Premises efficiently and properly through proper utilization of space, manpower and direction.

         (c) The Managed Premises will be open for parking as directed by Owner.

         (d) The Managed Premises will be maintained in a neat and clean condition, and will comply with all city, state and federal laws, rules or regulations, including, without limitation, any regulations or guidelines adopted for operation of the Managed Premises by Owner.

         (e) Contractor will issue permits to only those tenants designated by Owner and collect parking fees from those tenants in a manner directed by and acceptable to Owner.

         (f) Contractor will make recommendations, subject to Owner's approval, for operation of the Managed Premises including a system of tags, tickets or other methods best designed to indicate the number of vehicles using the Managed Premises and recommend parking rates for the Managed Premises.

         (g)      All rates will be subject to the prior approval of Owner.

         (h) No signs will be erected in or about the Managed Premises without prior approval of Owner.

         (i) Contractor shall purchase on behalf of Owner all federal, state, and local licenses required by law to be obtained for the operation of the Managed Premises.

         (j) Contractor shall supervise the proper and efficient parking in the Managed Premises of the cars of members of the general public; collect parking fees from such transient parkers in accordance with rates and policies as established by Owner; issue, collect and keep safe all parking tickets received from such transient parkers; and prepare and maintain accurate reports and records on a daily basis of all such transient parking operations. In this connection, Contractor acknowledges that the primary intent for use of the Managed Premises is to serve employees, patrons, and visitors of the buildings.

         (k) Contractor shall supervise and control continuous daily policing of the Managed Premises and equipment; establish controls to prevent vandalism, theft, arson, damage to parked cars, and to the Managed Premises and equipment; maintain the Managed Premises as required to prevent unreasonable accumulation of debris, dust, oil, dirt, slicks, and loss of security.

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         (l)      Prior to September 1st of each year,  Contractor  will provide
                  Owner a budget for the ensuing year in a form reasonably satisfactory to Owner.

         (m) Contractor shall comply with all applicable city, county, state, and federal laws and regulations and obtain all necessary licenses, bonds and permits applicable for the Managed Premises.

         5.  Costs Reimbursement.

         (a) Owner shall pay Contractor an amount equal to the actual costs reasonably incurred and actually paid by Contractor in furnishing services under this Agreement. Costs incurred in furnishing services may include the following:

                  (i) On-The-Job Payroll Costs. All wages and salaries for on-site personnel employed by Contractor to fulfill its obligations under this Agreement.

                  (ii) Payroll Taxes and Other Direct Costs. All payroll taxes, whether federal, state, or local.

                  (iii) Cost of Materials, Supplies and Equipment. The actual cost of materials, supplies, and equipment used by Contractor in the performance of duties hereunder; provided, however, that, any materials and supplies or equipment so purchased shall be mutually agreed upon by Owner and Contractor prior to such purchase.

                  (iv) Other Items. Contractor shall contract for and purchase on authorization of Owner and at Owner's expense any other services and commodities necessary in the operation and maintenance of the Managed Premises, as well as for the making of all repairs, alterations, and decorations with respect thereto, including, without limitation, sweeping of the Managed Premises and gutters of the adjacent streets weekly; provided, however, that Contractor shall not contract for any repair or alteration, without the prior approval of Owner.

         (b) Payments to Contractor. As full and complete payment for services provided by Contractor under this Agreement, Owner will pay Contractor a monthly management fee of three percent (3%) of gross parking receipts for such month.

         (c)      Payments.  Payments of the charges of all items listed in this
                  Section 5, and all disbursements which are

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                                       -4-

                  required under this Agreement, including the compensation of Contractor herein set forth, shall be made by Owner to Contractor within fifteen (15) days after the end of the month or upon receipt or the bill of expense as submitted by Contractor, whichever is later.

         6.  Parking Revenues.

         (a) All parking revenues shall belong to Owner subject to the following:

                  (i) Contractor will keep books of accounts and records in accordance with generally accepted accounting principles to properly reflect all parking revenues with disbursements received and made in connection with the operation of the Managed Premises. Such books of accounts and records shall, at all times, during regular business hours, be open to the inspection of Owner or any of its duly appointed agents at such place as Contractor customarily maintains the same.

                  (ii) On or before the 10th day of each month, Contractor will submit to Owner a monthly operating statement for the previous month. All operating statements will be certified as true and correct by an officer of Contractor. Such statements shall show the status of collections and expenditures and shall be supported by vouchers, canceled parking tickets, validation book slips, checks, duplicate invoices, and similar documentation shall be kept at the Managed Premises or at Contractor's principal place of business, and shall at all times during the regular business hours be open to Owner for inspection or any of its duly appointed agents. Canceled parking tickets shall be retained by Contractor for a period of thirty (30) days following the end of the month in which they are used. Contractor shall be permitted to destroy the tickets at that time, unless Owner shall have made written request for the retention of specific tickets prior to the expiration of said thirty (30) days.

         (b)      Contractor will, at the direction of Owner:

                  (i) give Owner a check daily in the amount of the receipts collected the previous day; or

                  (ii) deposit daily all revenues from the Managed Premises to an account in the name of Owner at a bank designated by Owner, which revenues will be

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                           the property of and for the  exclusive  use of Owner.
                           Contractor  will  make  all  necessary  disbursements
                           required for the operation of the Managed Premises including, but not limited to, wages, payroll taxes and benefits, supplies, uniforms, operating repairs,
                           cleaning,  telephone,   bookkeeping  and  accounting,
                           accidents and other claims and expenses and other normal and usual operating costs. At the end of each month, Contractor will be paid within fifteen (15) days of receipt of the bill.

         (c)      Contractor   will  reimburse   Owner  for  Contractor   theft,
                  embezzlement or other loss of gross parking receipts by Contractor's employees or agents.

         (d) In order to control insurance costs, damage to parked vehicles not parked by Contractor employees, when such damage is under, Three Hundred Fifty Dollars ($350), may be paid from parking revenues. Contractor will coordinate claims relating to loss or damage to vehicles. Damage caused to cars by Contractor's employees will be the sole responsibility of Contractor.

         7. Insurance. At all times during the term of this Agreement, Contractor shall carry insurance coverage naming Owner as an additional insured for the term of this Agreement and shall provide proof of such coverage upon the execution of this Agreement and at such times as Owner shall request. This insurance shall be maintained with an insurance company or companies satisfactory to Owner and qualified to do business in the jurisdiction in which the Managed Premises are located. Such insurance coverage shall include the following:

         (a) Worker's Compensation Insurance covering all employees subject to statutory benefits and including employer's liability coverage with a limit of at least $100,000.

         (b) Comprehensive general liability insurance with limits of not less than $1,000,000 covering the Managed Premises and operations, blanket contractual, garage liability and personal injury.

         (c) Garagekeeper's legal liability insurance covering exposure from fire and explosion, theft of an entire car, riot and civil commotion, malicious mischief and vandalism.

         (d) Fidelity bond of $25,000 for Contractor's employees to cover reimbursement to Owner for Contractor's employee theft, embezzlement or other loss of gross parking receipts by Contractor's employees.

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All such insurance will be for the protection of Owner,  and Owner will be named as an additional insured. Policies or certificates evidencing all insurance shall be furnished to Owner and the certificates or policies shall contain an endorsement requiring the insurance carrier to provide not less than thirty (30) days' written notice to the additional insured in the event of cancellation or material change. All of the foregoing insurance policies shall be considered as primary and any policies held or obtained by Owner shall be considered as excess and noncontributory. It is understood and agreed that Owner is responsible for providing and maintaining appropriate insurance coverage on the Managed Premises structures.

         8. Indemnification. Contractor shall defend, indemnify and hold harmless Owner and its contractors, licensees, agents, servants, employees, guests, invitees, or visitors, from any and all actions, costs, claims, demands, losses and expenses, damages and liabilities of every kind and nature whatsoever whether direct, indirect or consequential (including, but not limited, to attorney's and consultant's fees and other expenses of litigation or arbitration) arising from or by reason of third party claims based, in whole or part, on any breach or alleged breach of any Contractor's obligations, a negligent act or omission or alleged negligent act or omission of Contractor arising under this Agreement, including, but not limited to, property damage, personal injury, death or contractual liabilities; provided, however, that the foregoing provision shall not be construed to make Contractor liable for any actions, costs, claims, demands, losses, expenses, damages or liabilities resulting from injuries to third parties caused by the negligence of Owner, or any of its officers, licensees, agents, servants, employees or visitors.

         9. Waiver of Subrogation. Each of the parties releases the other and waives any claim for recovery for loss or damage to persons or to the property on or about the Managed Premises, arising out of or incident to fire, lightning or other perils included in the standard fire insurance extended endorsement coverage. Each party hereby agrees to obtain the appropriate consent of their respective insurers, if necessary, with respect to this waiver of subrogation; provided, however, that this paragraph shall not be construed as to in any way affect the rights of either party to recover under insurance policies insuring any matters covered by this waiver.

         10. Fidelity Bond. Owner, at Owner's expense, may require that employees of Managing Agent who handle or are responsible for Owner's money to be bonded by a fidelity bond in an amount sufficient in Owner's determination to cover any loss which may occur in the management and operation of the Managed Premises or that Contractor obtain a fiduciary policy of insurance.

         11.  Employees.

         (a) Contractor will employ, discharge and supervise all persons necessary for operation of the Managed Premises


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                  including, without limitation,  managers, attendants, cashiers or other personnel necessary for the efficient operation of the Managed Premises.

         (b)      All personnel will be employees of Contractor and not Owner.

         (c) Contractor shall give notice to Owner prior to any changes in personnel or duty assignment except when such changes are made in response to an emergency situation in which case Contractor shall give notice of such changes immediately thereafter.

         (d) All personnel will comply with Owner's dress and appearance code which Owner will establish and may at Owner's discretion change with ninety (90) days' notice.

         (e) Owner shall at all times have the right to accept or reject individual Contractor personnel. Contractor will not remove personnel acceptable to Owner without Owner's express approval. Such approval will not unreasonably be withheld.

         12. Uniforms and Badges. Contractor shall outfit all employees with uniforms satisfactory to Owner. The cost of such uniforms and cleaning thereof shall be at Owner's expense.

         13. Right to Audit Books and Records. Upon Owner's request, either Owner's accountants or an independent accounting firm shall have the right to audit and inspect those portions of Contractor's books and records that pertain to the costs incurred in furnishing services under this Agreement.

         14. Notices. Whenever notice is to be sent pursuant to this Agreement to either party to this Agreement, it is expressly understood that same shall be sent postage prepaid, certified mail, return receipt requested to either party at 400 Centre Street, Newton, Massachusetts 02158, or to any such address that either party may hereinafter designate.

         15. Termination or Expiration. Upon termination or expiration of this Agreement with respect to any of the Managed Premises for any reason whatsoever, Contractor shall promptly turn over to Owner all books, papers, funds, records, keys and other items relating to the management and operation of such Managed Premises and shall render to Owner a final accounting with respect thereto through the date of termination.

         16.  Limitation of Liability.

         (a) No officer, director, trustee or partner of Owner shall be personally liable hereunder, all such liability being limited in the case of Owner to the interest of

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                                       -8-

                  Owner in the Managed Premises and in the case of Contractor, to its interest hereunder.

         (b) The Declarations of Trust establishing some of Owner, a copy of which, together with all amendments thereto (the "Declarations"), is duly filed with the Department of Assessments and Taxation of the State of Maryland, provides that the names of such Owner refers to the trustees under such Declarations collectively as trustees, but not individually or personally, and that no trustee, officer, shareholder, employee or agent of such Owner shall be held to any personal liability, jointly or severally, for any obligation of, or claim against, such Owner. All persons dealing with such Owner, in any way, shall look only to the respective assets of such Owner for the payment of any sum or the performance of any obligation of such Owner. In any event, all liability of such Owner hereunder is limited to the interest of such Owner in the Managed Premises.

         (c) It is the intention of the parties hereto that each Owner be liable hereunder only with respect to the Managed Premises owned by such Owner and that each Owner be solely responsible for liabilities incurred with respect only to its properties and receive all income therefrom.

         17. Modification of Agreement. This Agreement may not be modified, altered or amended in manner except by an amendment in writing, duly executed by the parties hereto. Additional properties may be added to the scope of this Agreement by substituting for Exhibit A to this Agreement a revised Exhibit A including such property or properties, provided that such replacement Exhibit A shall be initialed by Owner and Contractor.

         18. Law Governing. This Agreement shall be governed by and in accordance with the laws of The Commonwealth of Massachusetts.

         19. Effective Date. The "Effective Date" of this Agreement shall be, with respect to any property listed on Exhibit A, the later to occur of January 1, 1998 and the date on which such property shall be added to Exhibit A.


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         IN WITNESS  WHEREOF,  the parties  hereto have executed this  Agreement under seal as of the date above first written.

                                OWNERS:

                                HUB PROPERTIES TRUST:


                                By: /s/  David J. Hegarty
                                    David J. Hegarty, its President


                                MANAGER:

                                GARAGE MANAGEMENT, INC.


                                By: /s/ David Lepore
                                     David Lepore, its President




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                                    Exhibit A

                                Managed Premises


         Owner                               Property Address
         -----                               ----------------

         Hub Properties Trust                1145 19th Street
                                             Washington, DC